SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7 , 2005

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdictions of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrants' telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As disclosed herein, Jason D. Papastavrou was appointed a director of United Rentals, Inc. (the “Company”) effective June 7 , 2005. In connection with such appointment, the Company on June 7 , 2005, entered into an Indemnification Agreement with Mr. Papastavrou. This agreement provides, among other things, for the Company to indemnify Mr. Papastavrou against certain claims and liabilities that may arise in connection with his services to the Company. This agreement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 7 , 2005, the boards of directors of United Rentals, Inc., and United Rentals (North America), Inc., each elected Jason D. Papastavrou to serve as a Class 2 director. Mr. Papastavrou will serve on the audit committee of the board of United Rentals, Inc., as well as on the special committee of independent directors of United Rentals, Inc. that is reviewing matters relating to the ongoing SEC inquiry. A press release announcing the election of Mr. Papastavrou as a director is attached as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Indemnification Agreement dated as of June 7 , 2005, between United Rentals, Inc. and Jason D. Papastavrou

99.2	Press release of United Rentals, Inc., dated June 7 , 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 7th day of June, 2005.

UNITED RENTALS, INC.

By:	John N. Milne
Name: John N. Milne Title: President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	John N. Milne
Name: John N. Milne Title: President and Chief Financial Officer